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                                EXHIBIT (11)(a)

                        Consent of KPMG Peat Marwick LLP
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                                                               Exhibit 11(a)




                        Independent Auditors' Consent



The Board of Trustees of
    the American Performance Funds:


We consent to the use of our report dated October 17, 1997 and incorporated by reference for the American Performance Funds as of August 31, 1997 and for the periods indicated therein and to the reference to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Columbus, Ohio
December 15, 1997